UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2007
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634	52-1287752
(Commission	(IRS Employer
File Number)	Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 11, 2007, SafeNet, Inc. (the “Company”), Kenneth Mueller and certain other parties signed a Settlement Agreement and Release (the “Settlement Agreement”). The Settlement Agreement will become effective as of the date of approval by the courts presiding over the derivative actions brought by certain shareholders of the Company (the “Plaintiffs”) against Mr. Mueller or, if the approval of such courts is no longer required, the date on which such approval is no longer required. Mr. Mueller became Chief Financial Officer of the Company on June 28, 2004, and as disclosed on the Company’s current report on Form 8-K filed April 11, 2006, resigned his position effective April 6, 2006.
     Under the Settlement Agreement, the Company releases and discharges Mr. Mueller from any and all claims, causes of action, damages, contracts, liabilities or judgments, known or unknown, that it has, has had or may have arising from or relating to any act, occurrence or transaction before the date of the Settlement Agreement. Likewise, Mr. Mueller has agreed to release and discharge, with certain exceptions described below, the Company, the Plaintiffs and counsel to the Plaintiffs from any and all claims, causes of action, damages, contracts, liabilities or judgments, known or unknown, that he has, has had or may have arising from or relating to any act, occurrence or transaction before the date of the Settlement Agreement. Mr. Mueller did not waive his rights to any indemnification or advancement of attorneys’ fees and costs to which he may be entitled. The Settlement Agreement does not constitute an admission by any party thereto of liability, fault or wrongful conduct.
     In addition, the Settlement Agreement provides that Mr. Mueller will, within 10 days of the date of the agreement, transfer $15,000 to an escrow account. The funds in such escrow account will be released to the Company on the date on which the period for filing of notice of appeal from the entry of the order and judgment dismissing the last of the shareholder derivative actions identified in the Settlement Agreement expires or, in the event of an appeal, on the date approval of the settlement is finally affirmed. If the Settlement Agreement is not approved by the courts, the funds in such escrow account will be returned to Mr. Mueller.
     In a separate agreement, dated December 29, 2006, Mr. Mueller previously agreed to an increase in the strike prices of certain options granted to him for the purchase of the Company’s common stock, which options were dated July 28, 2004 and September 29, 2005. The Settlement Agreement provides for the cancellation of those options.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 17, 2007

SAFENET, INC.
By:	/s/ John W. Frederick
John W. Frederick
Chief Financial Officer